UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2007

Rancher Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-51425	98-0422451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999-18th Street, Suite 3400, Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code	(303) 629-1125

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

In conjunction with the private placement conducted by Rancher Energy Corp. (the “Company”) in December 2006 and January 2007 and pursuant to the terms of the Securities Purchase Agreement (the “Securities Purchase Agreement”), dated December 21, 2006, as amended, the Company is obligated to file with the Securities and Exchange Commission (the “SEC”) no later than September 30, 2007 studies prepared by NITEC LLC covering the Company’s South Glenrock B Field and Big Muddy Field located in the Powder River Basin, Wyoming. The Securities Purchase Agreement was filed as Exhibit 10.4 to the Current Report on Form 8-K that was filed with the SEC on December 27, 2006.

In compliance with its obligations under the Securities Purchase Agreement, the Company is filing with the SEC this Current Report on Form 8-K (the “Current Report”) and attached as exhibits the “South Glenrock Unit B Muddy & Dakota Reservoir Evaluation” report dated March 2007 and “Big Muddy Field, Continuous CO2 Injection Wall Creek Formation” report dated December 2006 (collectively, the “Reports”).

The Reports are included as Exhibits 99.1 and 99.2, respectively, to this Current Report.

On September 27, 2007, the Company issued a press release regarding these Reports. The press release is attached as Exhibit 99.3 to this Current Report.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report and the exhibits filed with this Current Report shall not be deemed filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing.

Item 9.01.    Exhibits.

Exhibit Number	Description

Exhibit 99.1	“South Glenrock Unit B Muddy & Dakota Reservoir Evaluation” report dated March 2007

Exhibit 99.2	“Big Muddy Field, Continuous CO2 Injection Wall Creek Formation” report dated December 2006

Exhibit 99.3	September 27, 2007 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANCHER ENERGY CORP.

	Signature:	/s/ John Works
	Name:	John Works
	Title:	President and Principal Executive Officer
Dated: September 27, 2007

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	“South Glenrock Unit B Muddy & Dakota Reservoir Evaluation” report dated March 2007

Exhibit 99.2	“Big Muddy Field, Continuous CO2 Injection Wall Creek Formation” report dated December 2006

Exhibit 99.3	September 27, 2007 Press Release